UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2018

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2018, CPI Aerostructures, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC as representative for several underwriters (the “Underwriters”), relating to the offer and sale to the public (the “Offering”) of (i) 2,400,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”) and (ii) up to an additional 360,000 shares of Common Stock (the “Option Shares”, and together with the Firm Shares, the “Shares”), pursuant to an over-allotment option, exercisable for 30 days, granted to the Underwriters.

Canaccord Genuity LLC is acting as the sole book-running manager of the Offering. B. Riley FBR, Inc. is acting as the co-manager of the offering.

Pursuant to the Underwriting Agreement, the Company agreed to sell and issue the Shares at a public offering price of $6.25 per share. The Underwriters will purchase the shares at a discount of $0.34 per share, representing 5.5% of the public offering price, for an aggregate discount of $825,000 (or $948,750, assuming the over-allotment option is exercised in full).

Gross proceeds to the Company from the sale of shares of Common Stock in the Offering are expected to be $15,000,000, or $17,250,000 if the over-allotment option is exercised in full. After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company are expected to be approximately $13,980,000, or $16,100,000 if the over-allotment option is exercised in full.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Offering is made pursuant to a prospectus supplement dated October 16, 2018 and an accompanying base prospectus, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-220090), which was declared effective on October 2, 2017. The Offering is expected to close on or about October 19, 2018, subject to customary closing conditions.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

On October 17, 2018, the Company issued a press release announcing that it had signed the Underwriting Agreement and priced the Offering. The Press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)

Exhibits:

Exhibit

Description

1.1

Underwriting Agreement, dated October 16, 2018, between CPI Aerostructures, Inc. and Canaccord Genuity LLC, as representative of the underwriters.

5.1

Opinion of Graubard Miller.

23.1

Consent of Graubard Miller (included as part of Exhibit 5.1)

99.1

Press release dated October 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2018	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer